Exhibit 10.15

Date: August 31, 2026

To: Bank Hapoalim B.M.

First Amendment to Amended and Restated Facility Agreement

This first amendment to the Amended and Restated Facility Agreement, dated as of April 23, 2026, as shall be amended, replaced or modified from time to time (the “Facility Agreement”), is entered into by Xtend Reality Expansion Ltd, Registration No. 515871861 (the “Borrower”) and Bank Hapoalim B.M. (the “Bank”) (Borrower and the Bank shall be collectively referred to as the “Parties”).

Witnesseth:

WHEREAS	the Parties wish to amend the Facility Agreement as hereinafter described by this First Amendment to the Facility Agreement (the “First Amendment”);

NOW, THEREFORE, THE PARTIES HEREBY HAVE AGREED AS FOLLOWS:

1.	The preamble hereto forms an integral part hereof.

2.	All capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Facility Agreement.

3.	The Facility Agreement shall be amended as follows, effective as of the date hereof:

3.1	Following Section 4.1.2.6 of the Facility Agreement, a new Section 4.1.2.7 shall be inserted as follows, and the existing Section 4.1.2.7 shall be renumbered as Section 4.1.2.8:

“4.1.2.7. Following the consummation of the Merger the Parent shall have duly issued to the Bank, and the Bank shall have received, a warrant, in form and substance acceptable to the Bank to its full satisfaction, to purchase shares of common stock, par value $0.0001 per share, of the Parent, in an amount equal to the number of shares subject to the portion of the First Warrant and the Second Warrant that had not vested as of immediately prior to the consummation of the Merger (the “Replacement Warrant”) with an exercise price per share equal to the closing sale price of a share of common stock of the Parent on the New York Stock Exchange on the first day of trading following the Company’s first drawdown under the Facility Agreement, as reported by Bloomberg, all in the terms and conditions to be agreed upon in the form of the Replacement Warrant, consistent with the foregoing, to Bank’s full satisfaction in its sole discretion. For the avoidance of doubt, any shares issued upon exercise of the Replacement Warrant shall be unregistered shares subject to transfer restrictions under applicable U.S. securities laws.”

3.2	The text appearing at the end of Section 4.1.2 of the Facility Agreement shall be deleted in its entirety and replaced with the following:

“Subsections 4.1.2.1-4.1.2.7 shall hereafter be referred to as the “First Loan Conditions Precedent”.”

3.3	Following Section 4.2 of the Facility Agreement, a new Section 4.3 shall be inserted as follows:

“4.3. Termination. Notwithstanding anything to the contrary in this Agreement or in any other Facility Document, upon the earlier of: (i) upon the delivery by the Company to the Bank of a 14 business days’ prior written notice, the prepayment or repayment in full of the entire Loan Amounts, together with all accrued interest, linkage differentials, exchange rate differences, prepayment fees and any other amounts then due and outstanding to the Bank under the Facility Documents (in each case, if applicable), reflecting the full amount thereof upon the actual repayment date in connection thereto; or (ii) the delivery by the Company to the Bank of a 14 business days’ prior written notice stating that the Company will not withdraw any Loan under the Facility, provided that no Loan Amounts are then due and outstanding to the Bank and subject, in each case, to the execution by the Company of the documents of cancellation and/or repayment of the Facility, all to the Bank’s full satisfaction - then, no later than five (5) business days following such prepayment or notice, as applicable: (a) this Agreement shall automatically terminate and be of no further force or effect; (b) the Bank’s commitment to provide the Facility and the Credit Line shall be cancelled; and (c) any guarantee and any Security Document granted to the Bank in connection with the Facility Documents shall automatically terminate and be of no further force or effect, and all charges and Liens created thereunder shall be released and removed from registration, and the Bank shall promptly execute and deliver any document and take any action reasonably required in order to evidence and effect such termination, release and removal, provided however, that any such termination, release, removal and cancellation shall be subject to the full repayment of the Facility (other than any obligations related to the Banking Services that are cash collateralized, if any, which shall be negotiated by the Parties during a 14 business days’ period) and shall be effected only to the Bank’s full satisfaction.”

4.	Except as expressly set forth in this First Amendment, all terms and provisions of the Facility Agreement shall continue in full force and effect, unamended and unaffected hereby.

5.	This First Amendment shall be read and construed together with the Facility Agreement and save as expressly amended by this First Amendment.

In Witness Whereof we have signed:

/s/ Tal Horesh	/s/ Hila Dahan and /s/ Irit Oz
Xtend Reality Expansion Ltd	Bank Hapoalim B.M.

By: Tal Horesh	By: Hila Dahan and Irit Oz
Title: CFO	Title: Customer Relationship Manager

Legal Confirmation

I, the undersigned, Mor Swiel Adv., as legal counsel to Xtend Reality Expansion Ltd., Co. number 515871861 (the “Borrower”) hereby confirm that the above document was duly signed by the Borrower’s authorized signatories, Mr. Tal Horesh in accordance with the Borrower’s relevant resolution and its constituting documents and that the said signatures are binding upon the Borrower for any purpose.

Date	stamp + signature